Exhibit 99.2

McCLATCHY ANNOUNCES DEBT TENDER OFFER

SACRAMENTO, Calif., April 23, 2008 – The McClatchy Company (NYSE-MNI) announced today that it has commenced an offer to purchase for cash (the "Offer") up to $250 million of its outstanding notes and debentures. The terms and conditions of the Offer are set forth in the Offer to Purchase dated April 23, 2008 (the "Offer to Purchase") and the related Letter of Transmittal (the “Letter of Transmittal”). The following table sets forth the securities that are subject to the Offer and certain other terms of the Offer:

CUSIP Number	Title of Security	Aggregate Principal Amount Outstanding (in millions)	Acceptance Priority Level and Maximum Tender Amount	Full Tender Offer Consideration (per $1,000 )

499040AD5	9.875% Debentures due April 15, 2009	$200	1 Maximum of $150 million	$1,010

499040AM5	7.125% Notes due June 1, 2011	$300	2 Maximum of $100 million	$900

499040AN3	4.625% Notes due November 1, 2014	$200	3 Maximum of $50 million	$700

The amounts of each series of securities that are purchased in the Offer will be determined in accordance with the priorities and subject to the maximum tender amounts set forth in the column "Acceptance Priority Level and Maximum Tender Amount" in the table above.  The amount of securities that are purchased may be prorated as set forth in the Offer to Purchase.

McClatchy has board authorization to pursue a debt tender offer for up to $250 million. As of March 30, 2008, McClatchy had $982.5 million outstanding under its credit facilities and also has the flexibility to pay down this bank debt to reduce leverage.

In the event that the aggregate amount of a series of securities tendered exceeds the applicable Maximum Tender Amount, McClatchy will accept for payment only the Maximum Tender Amount and the securities will be purchased in accordance with the Acceptance Priority Level (in numerical priority order) listed in the table above, provided that in no event will McClatchy purchase more than $250 million principal amount of securities. All securities of a series tendered in the Offer having a higher Acceptance Priority Level will be accepted for purchase, subject to the applicable Maximum Tender Amount for such series, before any tendered securities of a series having a lower Acceptance Priority Level are accepted for purchase. For example, all tendered securities having Acceptance Priority Level "2", up to the Maximum Tender Amount for such series, will be accepted for purchase before tendered securities having Acceptance Priority Level "3", if any, may be accepted for purchase, subject to the limitation that no more than $250 million principal amount of securities will be purchased.

If there are sufficient remaining funds to purchase some, but not all, of the securities of a series of an applicable Acceptance Priority Level, the amount of securities purchased in that series will be prorated based on the aggregate principal amount of securities of such series validly tendered and not withdrawn in the Offer.

Holders of securities that are validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on May 6, 2008 (the "Early Tender Date") and accepted for purchase will receive the Full Tender Offer Consideration specified in the table above for each $1,000 principal amount of securities accepted for purchase. Holders of securities that are validly tendered after 5:00 p.m., New York City time, on the Early Tender Date but on or before 5:00 p.m., New York City time, on May 21, 2008 (the "Expiration Date") and accepted for purchase will receive the Full Tender Offer Consideration minus an amount in cash equal to $25 for each $1,000 principal amount of securities (the "Late Tender Offer Consideration").  In addition to the Full Tender Offer Consideration or Late Tender Offer Consideration, as the case may be, payable in respect of securities accepted for purchase, Holders will receive accrued and unpaid interest on their purchased securities from the applicable last interest payment date to, but not including, the date of payment for purchased securities.

Securities tendered on or before the Early Tender Date may be validly withdrawn at any time on or before 5:00 p.m., New York City time, on the Early Tender Date, but not thereafter, and securities tendered after the Early Tender Date but on or before the Expiration Date may not be withdrawn, provided, however, in each case, that if McClatchy reduces the principal amount of, or the consideration for, securities subject to the Offer or is otherwise required by law to permit withdrawal, then previously tendered securities may be validly withdrawn to the extent required by law.

The Offer is scheduled to expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended. The Offer is not subject to the receipt of any minimum amount of tenders but is subject to the general conditions set forth in the Offer to Purchase.

This press release is neither an offer to purchase, nor a solicitation for acceptance of the offer. McClatchy is making the offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal.

The complete terms and conditions of the Offer is set forth in the Offer to Purchase and Letter of Transmittal that is being sent to holders of securities. Holders are urged to read the tender offer documents carefully when they become available. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Offer, Global Bondholder Services Corporation, at 866-470-3900 (US toll-free) and 212-430-3774 (collect).

J.P. Morgan Securities Inc. is the Dealer Manager for the Offer. Questions regarding the Offer may be directed to J.P. Morgan Securities Inc., Liability Management Group at (866) 834-4666 (toll-free) and (212) 834-4077 (collect).

About McClatchy:

The McClatchy Company is the third largest newspaper company in the United States, with 30 daily newspapers, approximately 50 non-dailies, and direct marketing and direct mail operations. McClatchy also operates leading local websites in each of its markets which extend its audience reach. The websites offer users information, comprehensive news, advertising, e-commerce and other services. Together with its newspapers and direct marketing products, these interactive operations make McClatchy the leading local media company in each of its premium high growth markets. McClatchy-owned newspapers include The Miami Herald, The Sacramento Bee, the Fort Worth Star-Telegram, The Kansas City Star, The Charlotte Observer, and The (Raleigh) News & Observer.

McClatchy also owns a portfolio of premium digital assets, including 14.4% of CareerBuilder, the nation's largest online job site, and 25.6% of Classified Ventures, a newspaper industry partnership that offers two of the nation's premier classified websites: the auto website, cars.com, and the rental site, apartments.com. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

Statements in this press release regarding future financial and operating results, including revenues, operating expenses, cash flows, debt levels, as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements.  There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  the duration and depth of an economic recession in markets where McClatchy operates its newspapers may reduce its income and cash flow greater than expected; McClatchy may not consummate contemplated transactions which may enable debt reduction on anticipated terms or at all; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; McClatchy’s expense and income levels could be adversely affected by changes in the cost of newsprint and McClatchy’s operations could be negatively affected by any deterioration in its labor relations, as well as the other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 30, 2007, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.